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                                                                      EXHIBIT 16

  March 27, 2002




  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549


  Commissioners:

  We have read the statements made by MAII Holding, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 7, 2002. We agree with the statements concerning our Firm in such Form 8-K.

  Very truly yours,





  PricewatershouseCoopers LLP